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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF REALNETWORKS, INC.

NETZIP, INC.
AEGISOFT CORP.
XING TECHNOLOGY CORPORATION
RN ACQUISITION CORP.
MULTIPOINT, INC.
ULTISOFT, INC.
AUDIO MILL, INC.
GAMEHOUSE, INC.
LISTEN.COM, INC.
RN MASSACHUSETTS SALES CORP.
REALNETWORKS LTD.
REALNETWORKS K.K.
REALNETWORKS, SARL
REALNETWORKS GMBH
REALNETWORKS AUSTRALIA PTY. LIMITED
REALNETWORKS OF HONG KONG, LIMITED
REALNETWORKS SINGAPORE PTE LIMITED
REALNETWORKS KOREA, LTD.
REALNETWORKS OF BRAZIL LTDA
REALNETWORKS OF MEXICO, S. DE R.L. DE C.V.
REALNETWORKS E-COMMERCE LLC
REALNETWORKS INVESTMENTS LLC